                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:

    [ ] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            MEMBERWORKS INCORPORATED
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                            MEMBERWORKS INCORPORATED
                              9 WEST BROAD STREET
                          STAMFORD, CONNECTICUT 06902

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON THURSDAY, NOVEMBER 15, 2001

     The 2001 Annual Meeting of Stockholders of MemberWorks Incorporated (the "Company") will be held at the Westin Hotel, 1 First Stamford Place, Stamford, Connecticut 06902 at 9:00 a.m., local time, to consider and act upon the following matters:

     1. To elect Stephen J. Clearman, Michael R. O'Brien and Michael T. McClorey as Class II Directors, to serve for a three-year term;

     2. To ratify the selection of PricewaterhouseCoopers LLP by the Board of Directors as the Company's independent auditors for the fiscal year ending June 30, 2002;

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on October 4, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors,

                                          James B. Duffy
                                          Secretary

Stamford, Connecticut
October 12, 2001

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU CAN VOTE YOUR SHARES BY USING THE INTERNET OR THE TELEPHONE. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. OF COURSE, YOU ALSO MAY VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE ENCLOSED PROXY CARD, SIGNING AND DATING IT, AND MAILING IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            MEMBERWORKS INCORPORATED
                              9 WEST BROAD STREET
                          STAMFORD, CONNECTICUT 06902

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON THURSDAY, NOVEMBER 15, 2001

     This Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MemberWorks Incorporated (the "Company") and is to be mailed on or about October 12, 2001 to holders of record of the Company's Common Stock, $0.01 par value per share, for use at the Annual Meeting of Stockholders to be held on November 15, 2001 and at any adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     The Company's 2001 Annual Report to Stockholders and Annual Report on Form 10-K are being mailed to stockholders concurrently with this Proxy Statement.

VOTING SECURITIES AND VOTES REQUIRED

     At the close of business on October 4, 2001, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 15,222,143 shares of Common Stock, constituting all of the voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

     The presence or representation by proxy of the holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting is required for the election of directors and the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2002.

     Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters, such as the ones presented for stockholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information based on the latest available public information, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and each person nominated to become a director of the Company and (iii) each executive officer of the

Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all current directors and executive officers of the Company as a group:

                                                              NUMBER OF SHARES    PERCENTAGE OF
                                                                BENEFICIALLY       COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNERS                             OWNED(1)        OUTSTANDING(2)
-------------------------------------                         ----------------    --------------
Thomas W. Smith(3)
  323 Railroad Avenue
  Greenwich, CT 06830.......................................     1,625,476             10.5%
Waddell & Reed Asset Management Co.
  6300 Lamar Avenue
  Overland Park, KS 66202...................................     1,466,900              9.5%
Thomas N. Tryforos(3)
  323 Railroad Avenue
  Greenwich, CT 06830.......................................     1,255,396              8.1%
Prescott Investors, Inc.
  323 Railroad Avenue
  Greenwich, CT 06830.......................................     1,235,288              8.0%
Brown Investment Advisory & Trust Co.
  19 South Street
  Baltimore, MD 21202.......................................     1,209,068              7.8%
Arbor Capital Management, L.L.C.
  120 South Sixth Street
  Minneapolis, MN 55402.....................................     1,084,500              7.0%
Capital Research and Management
  333 South Hope Street
  Los Angeles, CA 90071.....................................     1,070,000              6.9%
DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES
Gary A. Johnson(4)..........................................     1,465,141              9.4%
Dennis P. Walker(5).........................................     1,329,837              8.6%
James B. Duffy(6)...........................................       268,232              1.7%
Stephen J. Clearman(7)......................................       260,540              1.7%
David Schachne(8)...........................................       157,148              1.0%
Michael R. O'Brien(9).......................................        96,000                *
Marc S. Tesler(10)..........................................        59,093                *
Alec L. Ellison(11).........................................        28,634                *
Michael T. McClorey.........................................         1,100                *
Walter Kazmierczak..........................................             0                *
William T. Olson III........................................             0                *
All current directors and executive officers as a group (11
  persons)(4)(5)(6)(7)(8)(9)(10)(11)........................     3,665,725             22.5%

---------------
  *  Less than or equal to 1%.

 (1) Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The number of shares of Common Stock beneficially owned is determined under the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Any reference in the footnotes below to stock options held by the person in question relates to stock options that are currently exercisable or exercisable within 60 days after August 31, 2001.

 (2) Calculated by taking the named persons' beneficial ownership as disclosed above as a percentage of the total number of shares outstanding of 15,416,418 as of August 31, 2001, plus any shares subject to options held by the person in question that are currently exercisable or exercisable within 60 days after August 31, 2001.

 (3) Includes 1,235,288 shares held by Prescott Investors, Inc. which Mr. Smith and Mr. Tryforos, as investment managers for Prescott Investors, Inc., may be deemed to beneficially own.

 (4) Includes 249,266 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after August 31, 2001. Includes 54,000 shares held in trust for the benefit of Mr. Johnson's children. Mr. Johnson disclaims beneficial ownership of such shares.

 (5) Includes 120,225 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after August 31, 2001. Includes 180,800 shares held in trust for the benefit of Mr. Walker's children and 50,610 shares held by Mr. Walker's wife. Mr. Walker disclaims beneficial ownership of such shares.

 (6) Includes 237,906 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after August 31, 2001.

 (7) Includes 39,500 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after August 31, 2001.

 (8) Includes 157,148 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after August 31, 2001.

 (9) Includes 12,500 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after August 31, 2001.

(10) Includes 48,500 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after August 31, 2001.

(11) Includes 12,500 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after August 31, 2001.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. The Board currently consists of two Class I directors, whose terms expire at the 2003 Annual Meeting of Stockholders, three Class II directors, whose terms expire at the 2001 Annual Meeting of Stockholders and two Class III directors whose terms expire at the 2002 Annual Meeting of Stockholders (in all cases subject to the election of their successors and to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect Stephen J. Clearman, Michael R. O'Brien and Michael T. McClorey as Class II directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. The Company has no nominating committee, and all nominations are made by the Board of Directors. Each nominee has indicated his willingness to serve, if elected, but if any nominee should be unable to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
NOMINEES.

     Set forth below are the name, age and certain other information with respect to each director and nominee for director of the Company.

CLASS I DIRECTORS

     Marc S. Tesler, 55, has been a director of the Company since January 1996. From July 1995 through January 2001, he had been a general partner of Technology Crossover Ventures, L.P., a private partnership specializing in information technology investments. In January 2001, Mr. Tesler retired from Technology Crossover Ventures, L.P. Mr. Tesler received his B.S. from the University of Massachusetts and his M.B.A. from New York University.

     Alec L. Ellison, 38, has been a director of the Company since 1989. Mr. Ellison has been affiliated with Broadview International L.L.C., an investment bank, since 1988 and has served as a Managing Director since 1993 and President since June 2001. Mr. Ellison holds a B.A. from Yale University and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

NOMINEES FOR CLASS II DIRECTORS

     Stephen J. Clearman, 50, has been a director of the Company since 1989. Since 1984, Mr. Clearman has been a general partner of Geocapital Partners, a venture fund he co-founded. Mr. Clearman received a B.A. from Haverford College, an M.S. from Columbia University and a J.D. from Harvard Law School.

     Michael R. O'Brien, 58, has been a director of the Company since June 1996. Mr. O'Brien founded Catalina Marketing Corporation ("Catalina"), a direct marketing company, in 1983, and served as Catalina's President until 1989 and as its Chairman of the Board and Chief Executive Officer until 1992. Since 1992, Mr. O'Brien has been Chairman Emeritus of, and a consultant to, Catalina. Mr. O'Brien received a B.A. from the University of Kansas.

     Michael T. McClorey, 42, has been a director of the Company since April 2001. Mr. McClorey has been the president and founder of Health Services Marketing, a business unit of targeted marketing firm Catalina Marketing Corporation, that includes the Health Resource Company, since 1994. Mr. McClorey holds a B.B.A. in finance from the University of Cincinnati.

CLASS III DIRECTORS

     Gary A. Johnson, 46, a co-founder of the Company, has served as President and Chief Executive Officer and a director of the Company since its inception in 1989. Mr. Johnson received a B.S. from Tufts University and an M.B.A. from Harvard Business School.

     Dennis P. Walker, 56, a co-founder of the Company, has served as Executive Vice President and a director of the Company since its inception in 1989. Mr. Walker received a B.A. from the University of Nebraska.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent shareowners are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2001 and upon a review of Forms 5 and amendments thereto furnished to the Company with respect to fiscal 2001, or upon written representations received by the Company from certain reporting persons that no Forms 5 were required for those persons, the Company believes that no director, executive officer or greater-than-ten-percent shareholder failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during, or with respect to, fiscal 2001, except Mr. Dennis P. Walker, an officer and director of the Company, who inadvertently failed to file on a timely basis a Form 5 with respect to gifts made to his children's trust in December 2000 and January 2001.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held five meetings during fiscal 2001. No director attended fewer than four of the meetings of the Board of Directors or committee meetings on which the director served during the period of his service as a director. The Board of Directors currently has an Audit Committee and a Compensation Committee.

     The Company's Audit Committee recommends annually to the Board of Directors the appointment of the independent auditors for the Company, discusses and reviews the scope and the fees of the prospective annual audit and reviews the results thereof with the independent auditors, reviews and approves non-audit services of the independent certified public accountants, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, and reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices. The Audit Committee met five times during fiscal 2001. The current members of the Audit Committee are Messrs. Clearman, O'Brien and Tesler. A copy of the Audit Committee Charter is included as exhibit A to this proxy statement. The Company's consolidated financial statements are currently audited by PricewaterhouseCoopers LLP.

     The Company's Compensation Committee provides recommendations to the Board regarding compensation programs of the Company and administers and has authority to grant stock options under the Company's 1996 Stock Option Plan, 1995 Executive Officers Stock Option Plan and the 1995 Non-Employee Directors Stock Option Plan to all employees, directors and officers of the Company, including those persons who are required to file reports pursuant to Section 16(a) of the Exchange Act. The Compensation Committee also administers the Company's Amended 1990 Stock Option Plan and the Company's 1996 Employee Stock Purchase Plan. The Compensation Committee met one time during fiscal 2001. The current members of the Compensation Committee are Messrs. Clearman, Ellison and Tesler.

DIRECTOR COMPENSATION AND STOCK OPTIONS

     The Company's directors do not receive any compensation for their services on the Board of Directors or any committee thereof however, they are reimbursed for expenses incurred in connection with their attendance at Board or committee meetings. The non-employee directors (which consist of Messrs. Clearman, Ellison, Tesler, O'Brien and McClorey) are eligible to receive options to purchase shares of Common Stock pursuant to the 1995 Non-Employee Director Stock Option Plan. Options granted under this plan have a term of 10 years and vest over 4 years. In the event of a change in control of the Company, all outstanding options will become exercisable in full immediately prior to such event.

EXECUTIVE COMPENSATION

  Summary of Compensation

     The following table sets forth certain compensation information for the fiscal years indicated, of (i) our Chief Executive Officer and (ii) the four other most highly compensated executive officers for 2001 who were serving as our executive officers on June 30, 2001 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                         ANNUAL                 COMPENSATION
                                                    COMPENSATION(1)             ------------
                                           ----------------------------------    SECURITIES
                                                                 OTHER ANNUAL    UNDERLYING     ALL OTHER
                                  FISCAL    SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR      ($)        ($)          ($)        (SHARES)(2)        ($)
---------------------------       ------   --------   --------   ------------   ------------   ------------
Gary A. Johnson.................   2001    $446,200   $ 67,500       --            73,070          --
  President and Chief              2000     349,000    142,500       --            57,940          --
  Executive Officer                1999     300,000    180,000       --            90,570          --
James B. Duffy..................   2001    $372,300   $ 37,500       --            47,590          --
  Executive Vice President         2000     304,700    113,000       --            39,440          --
  and Chief Financial Officer      1999     275,000    137,500       --            59,050          --
David Schachne..................   2001    $372,300   $ 37,500       --            47,590          --
  Executive Vice President,        2000     304,400    137,500       --            39,440          --
  Business Development             1999     234,000    175,000       --            53,240          --
William T. Olson III............   2001    $ 78,800   $ 50,000       --           100,000(3)       --
  Executive Vice President,
  Client Services
Walter Kazmierczak..............   2001    $ 48,800   $ 50,000       --           100,000(4)       --
  Executive Vice President,
  Marketing Services

---------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constitute less than the lesser of $50,000 or ten percent of the total salary and bonus reported for the executive officer during the fiscal years ended June 30, 2001, 2000, and 1999.

(2) The Company did not grant any restricted stock awards or stock appreciation rights during the year ended June 30, 2001, 2000 and 1999. The Company does not have any long-term incentive plans.

(3) Mr. Olson joined the Company in March of 2001 and was elected as an executive officer during fiscal 2001.

(4) Mr. Kazmierczak joined the Company in May of 2001 and was elected as an executive officer during fiscal 2001.

  Option Grants

     The following table sets forth certain information concerning option grants during the fiscal year ended June 30, 2001 to the Named Executive Officers and the number and value of the unexercised options held by such persons on June 30, 2001:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                        ------------------------------------------------------        VALUE AT ASSUMED
                         NUMBER OF      PERCENT OF                                    ANNUAL RATES OF
                        SECURITIES     TOTAL OPTIONS                              STOCK PRICE APPRECIATION
                        UNDERLYING      GRANTED TO      EXERCISE                     FOR OPTION TERM(1)
                          OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION    ------------------------
NAME                    GRANTED (#)     FISCAL YEAR      ($/SH)        DATE         5% ($)       10% ($)
----                    -----------    -------------    --------    ----------    ----------    ----------
Gary A. Johnson.......     73,070           4.1%         29.56        7/5/10      1,358,495     3,442,694
James B. Duffy........     47,590           2.7%         29.56        7/5/10        884,779     2,242,203
David Schachne........     47,590           2.7%         29.56        7/5/10        884,779     2,242,203
William T. Olson
  III.................    100,000           5.7%         18.69        1/9/11      1,175,247     2,978,306
Walter Kazmierczak....    100,000           5.7%         20.31       5/17/11      1,277,285     3,236,891

---------------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock prices. This table does not take into account any appreciation or depreciation in the price of the Common Stock to date. Actual gain, if any, on stock option exercises will depend on future performance of the Common Stock and the date on which the options are exercised. Values shown are net of the option exercise price, but do not include deductions for tax or other expenses associated with the exercise. All options were granted under the 1996 Stock Option Plan except for 50,000 options granted to William T. Olson III and 50,000 options granted to Walter Kazmierczak which were granted under the 1995 Executive Officers' Stock Option Plan. These options generally become exercisable over a four-year period (25% per year) and expire at the earlier of termination of employment or ten years from date of grant. In the event of a change in control of the Company, the Board has the discretion to provide that all options become exercisable in full immediately prior to such event.

  Option Exercises and Holdings

     The following table sets forth certain information concerning each exercise of a stock option during the fiscal year ended June 30, 2001 by each of the Named Executive Officers, and the number and value of unexercised options held by each of the Named Executive Officers on June 30, 2001:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF
                                                                     SECURITIES            VALUE OF
                                                                     UNDERLYING           UNEXERCISED
                                                                 UNEXERCISED OPTIONS     IN-THE-MONEY
                                                                      AT FISCAL        OPTIONS AT FISCAL
                                      SHARES                        YEAR-END (#)        YEAR-END ($)(1)
                                   ACQUIRED ON       VALUE          EXERCISABLE/         EXERCISABLE/
NAME                               EXERCISE (#)   REALIZED ($)      UNEXERCISABLE        UNEXERCISABLE
----                               ------------   ------------   -------------------   -----------------
Gary A. Johnson..................     54,000        774,360       192,171/179,409      2,726,114/436,097
James B. Duffy...................     10,000        170,830       197,886/110,194      2,959,707/225,374
David Schachne...................     36,000        775,643       118,580/107,290      1,401,533/209,722
William T. Olson III.............         --             --         --/100,000            --/445,250
Walter Kazmierczak...............         --             --         --/100,000            --/283,000

---------------
(1) The per share value of unexercised in-the-money options is calculated by subtracting the per share option exercise price from the last per share sale price of the Company's Common Stock on the Nasdaq National Market on June 29, 2001 ($23.14).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of the closing of the Company's initial public offering in October 1996, the Company adopted a policy that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors, and (ii) be on terms that are no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, the policy requires that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.

     For a description of option grants to certain executive officers of the Company, see "Executive Compensation -- Option Grants."

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors reviews the Company's financial reporting process on behalf of the Board of Directors and operates under a written charter approved by the Board of Directors (attached as Exhibit
A). The Committee consists of Messrs. Clearman, O'Brien and Tesler. None of the members are officers or employees of the Company and all members of the Audit Committee are independent within the meaning of the New York Stock Exchange's new rules governing audit committees. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

     The Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees".

     In addition, the Committee has discussed with the independent auditors, the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees".

     The Committee discussed with the Company's independent auditors the overall scope and plans for its audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of its examination, the evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001, for filing with the Securities and Exchange Commission. The Committee and the Board of Directors also have recommended, subject to shareholder approval, the selection of the Company's independent auditors.

     The Board has adopted a written charter for the Audit Committee. The Charter is included as Exhibit A to the proxy statement for the 2001 Annual Meeting of Stockholders.

                                          AUDIT COMMITTEE

                                          Stephen J. Clearman
                                          Michael R. O'Brien
                                          Marc S. Tesler

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is currently composed of three non-employee directors, Stephen J. Clearman, Alec L. Ellison and Marc S. Tesler. The Compensation Committee is responsible for establishing and administering the policies that govern both annual compensation and performance-based equity ownership of the Company's executive officers.

     This report is submitted by the Compensation Committee and addresses the Company's policies for 2001 as they apply to the Named Executive Officers.

 Policies and Philosophy

     The Company's executive compensation program is structured and administered to achieve three broad goals in a manner consistent with stockholder interests. First, the Compensation Committee structures executive compensation programs and decisions regarding individual compensation in a manner that the Compensation Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. Finally, the Compensation Committee designs the Company's executive compensation programs to provide executives with long-term ownership opportunities in the Company in an attempt to align executive and stockholder interests.

     In evaluating both individual and corporate performance for purposes of determining salary and bonus levels and stock option grants, the Compensation Committee places significant emphasis on the extent to which strategic and business plan goals are met, including the progress and success of the Company with respect to matters such as achieving operating budgets, establishing strategic marketing, distribution and development alliances, product development and enhancement of the Company's strategic position, as well as on the Company's overall financial performance.

 Executive Compensation in Fiscal 2001

     The compensation programs for the Company's executives established by the Compensation Committee consist of three elements based upon the foregoing objectives: (i) base salary and benefits competitive with the marketplace; (ii) bonus grants; and (iii) stock-based equity incentive in the form of participation in the 1996 Stock Option Plan, the 1995 Executive Officers' Stock Option Plan and the 1996 Employee Stock Purchase Plan. The Compensation Committee believes that providing a base salary and benefits to its executive officers that are competitive with the marketplace enables the Company to attract and retain key executives. In addition, the Compensation Committee believes that bonuses based on both corporate and individual performance provide incentives to its executive officers that align their interests with those of the Company as a whole. The Compensation Committee generally provides executive officers discretionary stock option awards to reward them for achieving specified business objectives and to provide them with long-term ownership opportunities. In evaluating the salary level, bonuses and equity incentives to award to each current executive officer, the Compensation Committee examines the progress which the Company has made in areas under the particular executive officer's supervision, such as development or sales, and the overall performance of the Company.

     In determining the salary and bonuses of each executive officer, including the Named Executive Officers, the Compensation Committee and the Board of Directors consider numerous factors such as (i) the individual's performance, including the expected contribution of the executive officer to the Company's goals, (ii) the Company's long-term needs and goals, including attracting and retaining key management personnel, (iii) the Company's competitive position, including data on the payment of executive officers at comparable companies and
(iv) the Company's financial performance measured versus financial targets approved by the Board of Directors and Compensation Committee. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and the historic compensation levels of the individual.

     Stock option grants made pursuant to the 1995 Executive Officers' Stock Option Plan and the 1996 Stock Option Plan in the fiscal years ended June 30, 2001, 2000 and 1999 were designed to make a portion of the overall compensation of the executive officers receiving such awards vary depending upon the performance of the Company's Common Stock. Such grants, as a result of vesting arrangements applicable to such stock options, also serve as a means of retaining these individuals. In making stock option grants to executives, the Compensation Committee considers a number of factors, including the performance of the executive, the responsibilities of the executive, and the executive's current stock or option holdings.

 Benefits

     The Company's executive officers are entitled to receive medical benefits and life insurance benefits and to participate in the Company's 401(k) Savings Plan on the same basis as other full-time employees of the Company. The Company's 1996 Employee Stock Purchase Plan, which is available to virtually all employees, including certain executive officers and directors who are employees, allows participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

 Compensation of the Chief Executive Officer in Fiscal 2001

     The compensation philosophy applied by the Compensation Committee in establishing the compensation for the Company's President and Chief Executive Officer is the same as for the other senior management of the Company -- to provide a competitive compensation opportunity that rewards performance.

     During fiscal 2001, Mr. Johnson served as President and Chief Executive Officer of the Company and was paid a base salary of $446,200 and a bonus of $67,500. The Compensation Committee determined Mr. Johnson's base salary based on the same market criteria used for other senior officers. Mr. Johnson was also granted options to purchase 73,070 shares of Common Stock at an exercise price of $29.56 per share under the 1996 Stock Option Plan.

 Compliance with Section 162(m) of the Code

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows tax deductions to publicly-traded corporations for compensation over $1,000,000 paid to the corporation's Chief Executive Officer or certain of its other highly compensated employees. Qualifying performance-based compensation will not be subject to this disallowance if certain requirements are met. The Company currently intends to structure the compensation arrangements of its executive officers in a manner that will avoid disallowances under Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Stephen J. Clearman
                                          Alec L. Ellison
                                          Marc S. Tesler

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company during the period from June 30, 1997 to June 30, 2001 with the cumulative total return over the same period of (i) the Nasdaq National Market (U.S. Companies) (the "Nasdaq Composite Index") and (ii) the Dow Jones Consumer Non-Cyclical Index for the Consumer Services sector (the "Dow Jones Non-Cyclical Index"). This comparison assumes the investment of $100 on June 30, 1997 in the Company's Common Stock, the Nasdaq Composite Index and the Dow Jones Non-Cyclical Index and assumes dividends, if any, are reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
[STOCK PERFORMANCE GRAPH]

                                                                                                         DOW JONES CONSUMER NON-
                                                MEMBERWORKS INCORPORATED     NASDAQ COMPOSITE INDEX          CYCLICAL INDEX
                                                ------------------------     ----------------------      -----------------------
6/30/97                                                  100.00                      100.00                      100.00
6/30/98                                                  200.00                      131.75                      156.98
6/30/99                                                  179.84                      188.08                      333.75
6/30/00                                                  208.53                      279.85                      298.44
6/30/01                                                  143.50                      151.70                      255.42

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent auditors since 1990. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of PricewaterhouseCoopers LLP.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

AUDIT FEES

     During the fiscal year ended June 30, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements were $168,327.

FINANCIAL INFORMATION SYSTEMS AND IMPLEMENTATION FEES

     During the fiscal year ended June 30, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for financial information systems and implementation fees for such fiscal year were $3,313,091.

ALL OTHER FEES

     During the fiscal year ended June 30, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for all other professional fees for such fiscal year were $81,557. Other professional services include items such as preparation and filing of registration statements related to merger transactions, audits of employee benefit plans, comfort letters and consents and consultation on accounting standards or transactions.

     The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                             SOLICITATION EXPENSES

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

                            STOCKHOLDERS' PROPOSALS

     Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal office in Stamford, Connecticut not later than June 20, 2002 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          James B. Duffy
                                          Secretary
October 12, 2001

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT STOCKHOLDERS PLAN TO ATTEND, STOCKHOLDERS CAN VOTE THEIR SHARES BY USING THE INTERNET OR THE TELEPHONE. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. OF COURSE, YOU ALSO MAY VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE ENCLOSED PROXY CARD, SIGNING AND DATING IT, AND MAILING IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                       EXHIBIT A

                            AUDIT COMMITTEE CHARTER

PURPOSE

     The purpose of the Audit Committee is to assist the Board of Directors of the Company in fulfilling its responsibilities to oversee the Company's financial reporting process, including monitoring the integrity of the Company's financial statements and the independence and performance of the Company's internal and external auditors.

     It is the responsibility of executive management of the Company to prepare financial statements in accordance with generally accepted accounting principles and of the Company's independent auditors to audit those financial statements. The Audit Committee's responsibility is one of oversight and in carrying out its responsibility, the Audit Committee is not providing any expert or other special assurance as to the Company's financial statements.

MEMBERSHIP REQUIREMENTS

     The Audit Committee shall be comprised of that number of directors as the Board of Directors shall determine from time to time, such numbers not to be less than three (3) in accordance with the Company's By-Laws, each of which Directors shall meet all applicable requirements of the Audit Committee Policy of the New York Stock Exchange with respect to independence, financial literacy, accounting or related financial expertise, and any other matters required by the Exchange. The members of the Audit Committee, including the Chair thereof, shall be appointed annually by the Board of Directors.

AUTHORITY

     In discharging its oversight responsibilities, the Audit Committee shall have unrestricted access to the Company's management, books and records and the authority to retain outside counsel, accountants or other consultants at the Audit Committee's sole discretion.

RESPONSIBILITIES

     The following are the general responsibilities of the Audit Committee and are set forth only for its guidance. The Audit Committee may diverge from these responsibilities and may assume such other responsibilities as it deems necessary or appropriate in carrying out its oversight functions. The Audit Committee shall:

     - propose to the Board of Directors annually the appointment of the independent auditors who shall be accountable to the Board of Directors and the Audit Committee;

     - determine whether to recommend to the Board of Directors that the Company's financial statements be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission. To carry out this responsibility, the Audit Committee shall:

      - review and discuss the audited financial statements with management and the independent auditors;

      - discuss with the independent auditors the matters required by Statement on Auditing Standards No. 61;

      - review and discuss with the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and, where appropriate, recommend that the Board of Directors take appropriate action in response to the disclosures to satisfy itself of the independence of the Company's independent auditors; and

      - based upon the reviews and discussions, issue its report for inclusion in the Company's proxy statement;

     - review and discuss with management and the independent auditors the Company's interim financial statements to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission;

     - oversee the functioning of the Internal Audit Review, including its organization, its charter, staffing, budget and work plans and review periodic reports prepared by such organization;

     - meet privately with the independent auditors and with the head of the Internal Audit Department to review the Company's accounting practices, internal accounting controls and such other matters as the Audit Committee deems appropriate;

     - regularly report to the Board of Directors its conclusions with respect to the matters that the Audit Committee has considered; and

     - review and reassess the adequacy of this Charter annually and submit it to the Board of Directors for approval.

MEETINGS

     Subject to the Company's by-laws and resolutions of the Board, the Audit Committee shall meet at least four times annually at such times as the Chairman of the Committee shall designate.

                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------

                            MEMBERWORKS INCORPORATED
                PROXY FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD THURSDAY, NOVEMBER 15, 2001

The undersigned having received notice of the 2001 Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Gary A. Johnson and James B. Duffy, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the 2001 Annual Meeting of Stockholders of MEMBERWORKS INCORPORATED (the "Company") to be held on Thursday, November 15, 2001 at 9:00 a.m. local time at the Westin Hotel, 1 First Stamford Place, Stamford, Connecticut 06902, and any adjournments thereof, and to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE

                                         FOR ALL NOMINEES
                                           (EXCEPT AS
                                           MARKED BELOW)           WITHHOLD
1. To elect the
   following nominees                          [  ]                  [  ]
   for director (except
   as marked below):

NOMINEES:   Stephen J. Clearman
            Michael R. O'Brien
            Michael T. McClorey

(Instruction: To withhold a vote for an individual nominee, write the name of such nominee in the space provided below. Your shares will be voted for the remaining nominees.)


__________________________________________________


                                                  FOR      AGAINST   ABSTAIN
2. To ratify the appointment of
   PricewaterhouseCoopers LLP as                  [  ]      [  ]       [  ]
   the Company's independent public
   auditors for the current year.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSAL NUMBER 2.

A VOTE "FOR" ALL DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSAL NUMBER 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU CAN VOTE YOUR SHARES BY USING THE INTERNET OR THE TELEPHONE. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. OF COURSE, YOU ALSO MAY VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE ENCLOSED PROXY CARD, SIGNING AND DATING IT, AND MAILING IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                                MARK HERE FOR ADDRESS       [  ]
                                                CHANGE AND NOTE AT LEFT


                                                MARK HERE IF YOU PLAN       [  ]
                                                TO ATTEND THE MEETING


SIGNATURE(S)______________________________________ DATED_________________, 2001.

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.